Exhibit 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of August 13, 2012, is among OFFSHORE GROUP INVESTMENT LIMITED, a Cayman Islands exempted company (“Subsidiary Borrower”), VANTAGE DRILLING COMPANY, a Cayman Islands exempted company (“Parent”), the Guarantors party hereto, the lenders party hereto (collectively, the “Lenders” and individually, a “Lender”), and ROYAL BANK OF CANADA, as Collateral Agent for the Lenders.

W I T N E S S E T H

WHEREAS, the Subsidiary Borrower, the Parent, the other Guarantors, the Lenders and the Collateral Agent are parties to the Credit Agreement dated as of June 21, 2012 (as further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Subsidiary Borrower and the Parent have requested that the Credit Agreement be amended in the manner set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, the Loan Parties, the Lenders and the Collateral Agent do hereby agree as follows:

1. Amendments.

(a) The Parent hereby ceases to be a Borrower under the Credit Agreement. The Parent represents and warrants that no Advances made to the Parent are outstanding as of the date hereof and that the Parent shall not have the right to request further Advances or Letters of Credit under the Credit Agreement.

(b) Section 6.02(a) of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of subparagraph (xv) thereof; (b) replacing the period at the end of subparagraph (xvi) with “; and”; and (c) adding the following new subparagraph (xvii) immediately following existing subparagraph (xvi):

“(xvii) the incurrence, from time to time in one or more offerings, by Parent of up to $125,000,000 aggregate principal amount of Debt convertible into ordinary shares of Parent, the proceeds of which will be used to invest in Parent’s business.”

2. Conditions Precedent. This Amendment shall not become effective until the date on which the Collateral Agent shall have received from the Loan Parties and each Lender counterparts of this Amendment signed on behalf of such part.

3. Representations True; No Default. The Loan Parties represent and warrant that the representations and warranties contained in the Loan Documents are true and correct in all material respects (except that any such representations and warranties that are qualified by materiality shall be true and correct in all respects) on and as of the date hereof as though made on and as of such date, except to the extent any such representation or warranty is expressly limited to an earlier date, in which case, on and as of the date hereof, such representation or warranty shall continue to be true and correct in all material respects as of such specified earlier date. The Subsidiary Borrower and the Parent hereby certify that no Default or Event of Default has occurred and is continuing.

4. Ratification. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect. The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect.

5. Definitions and References. Any term used in this Amendment that is defined in the Credit Agreement shall have the meaning therein ascribed to it. The terms “Agreement” and “Credit Agreement” as used in the Loan Documents or any other instrument, document or writing furnished to the Collateral Agent or the Lenders by the Loan Parties and referring to the Credit Agreement shall mean the Credit Agreement as hereby amended.

6. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Loan Parties, the Lenders and the Collateral Agent and their respective successors and assigns (provided, however, no party may assign its rights hereunder except in accordance with the Agreement); (b) may be modified or amended only in accordance with the Agreement; (c) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, and (d) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or as an attachment to an email shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Governing Law. This Amendment is governed by and will be construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

2

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SUBSIDIARY BORROWER:

OFFSHORE GROUP INVESTMENT LIMITED

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

PARENT:

VANTAGE DRILLING COMPANY

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

Signature Page to First Amendment to Credit Agreement

GUARANTORS:

VANTAGE DRILLING COMPANY

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

OFFSHORE GROUP INVESTMENT LIMITED

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

VANTAGE HOLDING HUNGARY KFT.

By:	/s/ Mark Howell
Name: Mark Howell
Title: Director

By:	/s/ Julia Varga
Name: Julia Varga
Title: Managing Director

VANTAGE INTERNATIONAL MANAGEMENT CO.

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

VANTAGE DRILLING NETHERLANDS B.V.

By:	/s/ Linda Ibrahim
Name: Linda Ibrahim
Title: Managing Director A

By:	/s/ TMF Management, B.V.
Name: TMF Management, B.V.
Title: Managing Director B

P2021 RIG CO.

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

Signature Page to First Amendment to Credit Agreement

P2020 RIG CO.

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

VANTAGE DRILLER I CO

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

VANTAGE DRILLER II CO

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

VANTAGE DRILLER III CO

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

VANTAGE DRILLER IV CO.

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

SAPPHIRE DRILLER COMPANY

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

EMERALD DRILLER COMPANY

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

Signature Page to First Amendment to Credit Agreement

VANTAGE HOLDINGS MALAYSIA I CO.

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

VANTAGE DRILLING (MALAYSIA) I SDN. BHD.

By:	/s/ Ronald J. Nelson
Name: Ronald J. Nelson
Title: Director

VANTAGE DRILLING LABUAN I LTD.

By:	/s/ Ronald J. Nelson
Name: Ronald J. Nelson
Title: Director

DRAGONQUEST HOLDINGS COMPANY

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

VANTAGE DRILLING POLAND – LUXEMBOURG BRANCH

By:	/s/ Ian Foulis
Name: Ian Foulis
Title: Branch Manager

VANTAGE HOLDINGS CYPRUS ODC LIMITED

By:	/s/ Mark Howell
Name: Mark Howell
Title: Director

VANTAGE DEEPWATER COMPANY

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

Signature Page to First Amendment to Credit Agreement

VANTAGE DEEPWATER DRILLING, INC.

By:	/s/ Douglas Smith
Name: Douglas G. Smith
Title: CFO and Treasurer

Signature Page to First Amendment to Credit Agreement

ROYAL BANK OF CANADA, as Collateral Agent and as a Lender

By:	/s/ Jay T. Sartain
Name: Jay T. Sartain
Title: Authorized Signatory

Signature Page to First Amendment to Credit Agreement